Exhibit 10.1

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT

    THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT dated September 26th, 2014, is made by and between Wheeler Interests, LLC, a Virginia limited liability company, (the “Assignor”), and WHLR-Graystone Crossing LLC, a Delaware limited liability company (the “Assignee”).

Background:

A.    Assignor and ERP Tega Cay, LLC, a South Carolina limited liability company (the “Seller”) previously entered into a Purchase and Sale Agreement, dated July 28, 2014 (the “Agreement”), with respect to the purchase of a shopping center site located at Tega Cay, South Carolina;

B.    Assignor desires to assign the Agreement to Assignee, and Assignee desires to accept the assignment;

Agreement:

For and in consideration for the sum of One Dollar ($1.00) cash in hand paid and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Assignor hereby assigns all of its rights and delegates all of its obligations under the Agreement to Assignor, including all rights to any earnest money deposit or other payment, and Assignee hereby accepts the assignment of the rights of Assignor under the Agreement and assumes all of the obligations and liabilities of Assignor under the Agreement.

(Signature Page Follows)

In Witness Whereof, the parties have executed this Assignment as of the 26th day of September, 2014.

ASSIGNOR:

Wheeler Interests, LLC
a Virginia limited liability company

By: /s/ Jon S. Wheeler
Jon S. Wheeler, its Managing Member

ASSIGNEE:

WHLR-Graystone Crossing, a Delaware limited liability company

By: /s/ Jon S. Wheeler
By Jon S. Wheeler, its Manager